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                                                                   EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

        This Agreement is entered as of September 29, 1999, by and between ACME Communications, Inc., a Delaware corporation (the "Company") as employer and Thomas D. Allen ("Executive"). This Agreement will be effective on the date on which the Company has closed its initial public offering of shares of its common stock.

                                 1. EMPLOYMENT.

1.1 TITLE; DUTIES. The Company hereby employs Executive as Executive Vice President and Chief Financial Officer to perform such management and executive duties on behalf of the Company as the Chief Executive Officer or Board of Directors of the Company may from time to time determine. Executive will have such duties and responsibilities as are generally consistent with such position in a public company of comparable present and projected size. Executive will also serve without additional compensation in an executive capacity for one of more direct or indirect subsidiaries of the Company if the Board from time to time requests. Executive will also, subject to Executive's election as such, serve as a member of the Board, as well as a member of any committee of the Board to which Executive may be elected or appointed.

1.2 TERM. Executive will be employed until June 16, 2002, unless Executive's employment is terminated before that date pursuant to the provisions hereof or extended in accordance with the next sentence. The Company will have the option to extend the term of Executive's employment until September 29, 2003. The Company must give Executive notice of its exercise of its extension option by March 16, 2002. If the extension option is exercised, Executive's then current Base Salary would be increased by 10% for the period of the extension. If the extension option is not exercised, vesting of all of Executive's options granted as of the date this Agreement becomes effective will accelerate and become immediately exercisable on June 16, 2002.

                                 2. COMPENSATION

2.1 COMPENSATION. As compensation for his services hereunder, the Company will pay Executive the following:

        2.1.1 BASE SALARY. A base salary ("Base Salary") of $300,000 per annum payable in monthly installments in accordance with the Company's normal payroll practices. On January 1, 2000, the Base Salary will increase to $375,000 per annum. Starting January 1, 2001, (a) the Base Salary will increase annually as of January 1 by the amount of the increase in the Consumer Price Index (All Urban Consumers) during the previous year, and
        (b) will be reviewed annually by the Company's Compensation Committee to determine whether an additional increase is appropriate.

        2.1.2 PERFORMANCE BONUS. The Company's Compensation Committee will recommend to the Company's Board of Directors for the Board's adoption no later than November 30, 1999 a cash incentive plan under which Executive will be eligible to


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        receive awards. No later than January 1, 2000, Executive will be awarded cash incentives under such plan if Executive meets performance targets during fiscal 2000.

        2.1.3   BONUSES.

        (a) On January 1, 2000, Executive will receive a $802,500 special, one-time bonus.

        (b) Executive will be eligible to receive additional annual bonuses to the extent, if any, awarded by the Company's Compensation Committee.

        2.1.4   ADDITIONAL BENEFITS.

        (a) During the term of this Agreement, Executive will be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any pension, profit sharing, retirement, hospitalization, insurance, medical service or other employee benefit plan generally available to the executives of the Company which may be in effect from time to time during the period of his employment hereunder, it being understood that the Company will pay the entire costs of any health insurance or disability insurance maintained by the Company for Executive in accordance with Company's policies generally in effect.

        (b) Executive will be provided a leased vehicle to be acquired in a "trade deal" (i.e. non-cash); provided, however, that the Compensation Committee will have the discretion to determine the value of such trade deal.

        2.1.5 VACATIONS. Executive shall be entitled to four (4) weeks of paid vacation (in addition to Company-wide holiday periods) annually, two weeks of which may be carried forward to the following year.

2.2 REIMBURSEMENT. The Company will reimburse Executive for all expenses reasonably incurred by him in connection with the performance of his duties hereunder or in the business of the Company.

                 3. NON-COMPETITION AND BUSINESS OPPORTUNITIES.

3.1 COMPETITIVE ENTERPRISES. While employed by the Company, and for a period of twelve (12) months after termination of employee status for any reason, Executive must not, without the express written consent of the Board, directly or indirectly, engage in any activity that is, or participate or invest in or assist (whether as owner, part-owner, stockholder, partner, director, officer, trustee, employee, agent, independent contractor or consultant, or in any other capacity) a Competitive Enterprise. "Competitive Enterprise" means any entity that operates television stations, cable distribution systems or other video broadcast or distribution enterprises exclusively in a designated market area ("DMA") where the Company or any affiliate (as defined in the Securities Exchange Act of 1934) of the Company owns and/or operates stations.


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        3.1.1   EXCEPTIONS. Notwithstanding the foregoing, nothing in this
        Section 3 will prohibit Executive, after termination of Executive's employee status, from engaging in any activity on behalf of, or being employed in any capacity by, a group television station operator so long as no more than 5% of such operator's revenues result from a Competitive Enterprise. Executive must not, until July 1, 2000, own any equity interests in any privately-held television enterprise or more than 5% of the equity interests in any publicly-held television enterprise if, in either case, such enterprise is engaged in a Competitive Enterprise.

        3.1.2 CORPORATE OPPORTUNITY. Executive agrees, while serving as an officer or employee of the Company, to offer or otherwise make known or available to the Company without compensation or consideration, any business prospects, contracts or other business opportunities that Executive may discover, find, develop or otherwise have available to acquire, own or manage any television stations, cable distribution systems or other video broadcast or distribution enterprises that could deliver WB Network programming for DMAs 20 to 100, excluding any Web Network opportunities controlled by The WB Network and/or Time Warner (such prospects, contracts or opportunities are referred to as "Television Station Opportunities"), and further agrees that any such Television Station Opportunities will be the property of the Company.

        3.1.3 NON-SOLICITATION. Executive must not, until the second anniversary his employee status is terminated, whether on behalf of a Competitive Enterprise or otherwise, hire or attempt to hire any officer or other senior employee of the Company or any affiliate of the Company or encourage any officer or other senior employee of the Company or any affiliate of the Company to terminate his or her relationship with the Company or any affiliate of the Company.

                                 4. TERMINATION.

4.1 DEATH; DISABILITY. If Executive's employment is terminated by reason of Executive's death or disability, Executive or his estate will be entitled to one year's Base Salary in effect at the time of his termination as severance pay, payable in monthly installments in advance.

4.2 WITHOUT CAUSE. If Executive's employment is terminated by the Company, without Cause, as defined in clause 4.6 below, he will be entitled to receive severance pay for a period of eighteen months based upon his Base Salary in effect at the time of his termination, payable in monthly installments in advance.

4.3 RESIGNATION; FOR CAUSE. If the Executive's employment is terminated as a result of his resignation or termination for Cause, he will not be entitled to any severance payments.

4.4 NO MITIGATION. The Executive has no duty to mitigate any amounts of severance payable hereunder.


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4.5     DISABILITY DEFINED. "Disability" means that Executive has been substantially unable, by reason of injury, illness or similar cause (physical or mental), to have performed his duties and responsibilities for a period of one hundred and eighty (180) consecutive days or shorter periods aggregating 180 days in any consecutive twelve (12) month period, and such person is not anticipated to recover the ability to perform such duties and responsibilities with the foreseeable future.

4.6 CAUSE DEFINED. "Cause" will be determined by the Company's Board of Directors and will mean: (A) the conviction of Executive of, or a plea of guilty or nolo contendere entered by or on behalf of Executive with respect to, a felony or crime, where such felony or crime involves moral turpitude or where such conviction or plea is likely to have a material adverse effect on the Company or upon Executive's ability to perform his duties as an Executive of the Company; (B) fraud, embezzlement or other act of dishonesty by Executive with respect to the Company; (C) the continued willful refusal or neglect of Executive to perform or discharge any substantial portion of his duties and responsibilities for a period in excess of thirty (30) days, which willful refusal or neglect continues for an additional thirty (30) day after written notice to Executive from the Company with regard thereto; (D) intentional and willful violation by Executive of any rule, regulation or policy of the Federal Communications Commission ("FCC") that would reasonably be expected to (i) result in a material loss to the Company, (ii) result in the termination, cancellation or suspension of any of the Company's material FCC licenses or permits, or (iii) otherwise have a material adverse effect on the Company's business or financial condition; or (iv) the material breach (after expiration of any notice and cure period) of this Agreement.

        4.7 LIMITATION ON SEVERANCE PAYMENTS. If the vesting of any options or other awards granted to Executive under any incentive plan upon a change in control event (as defined under the Company's 1999 Stock Incentive
        Plan) together with all other payments and the value of any benefit received or to be received by Executive would result in all or a portion of such payments to be subject to excise tax under Section 4999 of the Internal Revenue Code (the "Code"), then Executive's payments will be either (a) the full payments or (b) such lesser amount that would result in no portion of the payments being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the excise tax imposed by Section 4999 of the Code, results in the receipt by Executive, on an after-tax basis, of the greatest amount of the payments notwithstanding that all or some portion of the payments may be taxable under Section 4999 of the Code. Executive will be entitled to receive the foregoing full payments, however, only if the excess of (c) the "parachute payments" as defined in Section 280G(b)(2) of the Code, over (d) 2.99 times Executive's "base amount" as defined in Section 280G(b)(3) of the Code exceeds the sum of (x) the greater of (i) $100,000 or (ii) ten (10) percent of the payments under this Agreement plus (y) the excise tax imposed under Section 4999 of the Code, plus (z) the applicable federal, state, and local employment taxes and income taxes imposed on the excess of (i) the "parachute payments" as defined in Section 280G(b)(2) of the Code, over (ii) 2.99 times Executive's


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        "base amount" as defined in Section 280G(b)(3) of the Code. All determinations required to be made under this Section will be made by any nationally recognized accounting firm that is the Company's outside auditor at the time of such determination (the "ACCOUNTING FIRM"). The Company will cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and Executive. Notice must be given to the Accounting Firm within fifteen (15) business days after an event entitling Executive to a payment under this Agreement. All fees and expenses of the Accounting Firm will be borne solely by the Company. The Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code).

                                5. MISCELLANEOUS

5.1 EXECUTIVE'S REPRESENTATIONS AND WARRANTIES. Executive represents and warrants to the Company that: (A) the Executive has the unfettered right to enter into this Agreement on the terms and subject to the conditions hereof and (B) neither the execution and delivery of this Agreement nor the performance by Executive of any of Executive's obligations hereunder constitute or will constitute a violation or breach of or a default under any agreement, arrangement or understanding or any other restriction of any kind to which Executive is a party or by which Executive is bound.

5.2 INSURANCE. The Company will have the right to take out life, health, accident, "Key-man" or other insurance covering Executive in the name of the Company and at the Company's expense in any amount deemed appropriate by the Company. Executive will assist the Company in obtaining such insurance, including, but not limited to, submitting to any reasonably required medical examination.

5.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties or any of them. There are no representations, warranties, agreements or understandings other than those expressly contained herein. No termination, alteration, modification, variation or waiver of this Agreement or any of the provisions hereof shall be effective unless in writing and signed by the party against whom enforcement thereof is sought.

5.4 NOTICE. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if sent by certified or registered mail, return receipt and postage prepaid, hand delivered, overnight delivery service or sent by telephone facsimile as follows:

If to the Company, to it at:

               ACME Communications, Inc.
               10829 Olive Blvd., Suite 202
               St. Louis, MO 63141


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               Attention: Doug Gealy
               Facsimile No.: (314) 989-0616

If to Executive, to him at:

               2450 Kiser
               Tustin, CA 92782
               Facsimile No.: (714) 832-4307

Either of the parties may at any time and from time to time change the address to which notice will be sent hereunder by notice to the other party given under this Section. The date of the giving of any notice sent by mail will be the date of the posting of the mail; by any other means of delivery it will be the date of receipt.

5.5 ASSIGNMENT. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Executive nor Company.

5.6 WAIVER. No course of dealing nor any delay on the part of the Company in exercising any rights hereunder will operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

5.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements executed and to be performed entirely therein.

5.8 SEVERABILITY. Should any clause, paragraph or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, paragraphs or parts of this Agreement which can be effected without such illegal clause, paragraph or part shall nevertheless remain in full force and effect. If, in the opinion of any court, any clause, paragraph or part of this Agreement is unreasonable or unenforceable, such court shall have the right, power and authority to excise or modify such provisions, or portions thereof, of this Agreement as the court shall find not be reasonable or enforceable and to enforce the remainder of such clause, paragraph or part as so excised or modified.

5.9 BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the Company, Executive and Executive's heirs and personal representatives.

5.10 HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and do not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

5.11 CONFIDENTIALITY. Executive will hold all Confidential Information in a fiduciary capacity for the benefit of the Company. After termination of Executive's employment, Executive will not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such Confidential


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        Information to anyone other than the Company and those designated by it.

        "CONFIDENTIAL INFORMATION" means information not known by the trade generally or not reasonably available to a knowledgeable person in the trade, even though such information may have been disclosed to one or more third parties pursuant to consulting agreements, joint research agreements, or other agreements entered into by the Company. Confidential Information does not include information that is required to be disclosed by law, statute, regulation or legal or administrative process

5.12 OWNERSHIP OF WORK PRODUCT. If Executive conceives of, discovers, invents or creates inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "WORK PRODUCT"), or receives information about business opportunities for the Company, unless Company otherwise agrees in writing, all of the foregoing will be owned by and belong exclusively to Company and that Executive will have no personal interest therein, if they are either related in any manner to the business (commercial or experimental) of Company, or are, in the case of Work Product, conceived or made on Company's time or with the use of Company's facilities or materials, or, in the case of business opportunities, are presented to Executive for the possible interest or participation of Company. Executive will further, unless Company otherwise agrees in writing, (a) promptly disclose any such Work Product and business opportunities to Company; (b) assign to Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of Executive's inventorship or creation in any appropriate case. Executive will not to assert any rights to any Work Product or business opportunity as having been made or acquired by executive before the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and acknowledged by Company in writing before the date of this Agreement.

5.13 REASONABLE REIMBURSEMENT. The Company will reimburse Executive for reasonable attorney fees in connection with the negotiation of this Agreement upon its receipt of invoices and such other supporting documentation reasonably necessary to substantiate the nature and payment of such expenses.


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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.

ACME Communications, Inc.

By: /s/ Douglas E. Gealy
    -------------------------------
    Douglas E. Gealy
    President




/s/ Thomas D. Allen
-----------------------------------
Thomas D. Allen


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